UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2005

General Electric Company

(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2005, General Electric Company and Swiss Reinsurance Company (Swiss Re) entered into a Transaction Agreement. In that Transaction Agreement we agreed to sell, and Swiss Re agreed to buy, the property and casualty business of GE Insurance Solutions Corporation (Insurance Solutions), our reinsurance and primary commercial insurance subsidiary. The Transaction Agreement provides for the sale of the outstanding shares of capital stock of Insurance Solutions and the stock or assets of certain of our other indirect U.S. and non-U.S. subsidiaries, including Employers Reinsurance Corporation, GE Frankona Reinsurance Limited (UK), GE Frankona Rückversicherungs-Aktiengesellschaft, GE Reinsurance Corporation, Westport Insurance Corporation, and First Specialty Insurance Corporation. The stock and assets of our non-U.S. subsidiaries will be sold to subsidiaries of Swiss Re pursuant to separate purchase and sale agreements. Insurance Solutions’ life and health reinsurance business in the United States will not be included in the transaction. Of the consideration other than assumed debt, 55%, or about $3.7 billion, will consist of a combination of cash and notes and 45%, or about $3.1 billion, of newly issued Swiss Re common stock. Swiss Re expects to finance the cash portion of the purchase price with the proceeds of a securities offering.

Before closing, we and Insurance Solutions will be subject to certain business conduct restrictions with respect to the business being sold. Operating results before closing will be controlled by us and be for our benefit. In addition, for 3 years following the closing, we will be prohibited from writing certain insurance and reinsurance products and offering risk management and control services in the United States and in those other countries where Insurance Solutions currently conducts operations, subject to certain exceptions as described in the Transaction Agreement. The Transaction Agreement provides that we and Swiss Re will indemnify each other for losses arising from certain breaches of that Agreement and for certain other liabilities.

The transaction is currently expected to close in the second quarter of 2006, subject to the following:

•	Completion of certain regulatory procedures

•	Receipt of U.S. and non-U.S. regulatory approvals

•	Approval by Swiss Re shareholders of the capital increase required for Swiss Re to conduct the contemplated securities offering

•	Execution and delivery of certain transaction documents including a Shareholding Agreement, which when signed at the closing of the transaction will restrict our ability to dispose of the Swiss Re common stock that we receive pursuant to the Transaction Agreement for a period of 360 days. The Shareholding Agreement also provides that Swiss Re will recommend one person from our company for election to the Swiss Re Board of Directors

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with the transaction, we expect to record an after-tax loss of approximately $3 billion from the disposition in the fourth quarter 2005 related to the loss on sale, net of tax and including the write-off of goodwill. This charge will not result in any future cash expenditures.

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Item 8.01 Other Events.

In addition to the transaction described above, we have announced that we plan to decrease our ownership of Genworth Financial, Inc. (Genworth) common stock to less than 20% in the fourth quarter of 2005. If we decrease our ownership of Genworth in the fourth quarter as we currently expect, we will thereafter report both Insurance Solutions and Genworth as discontinued operations. The following preliminary information reflects our current estimate of the operations effects of that presentation as of the date hereof. These tables show the amounts we will deduct from our revenues and earnings to classify Insurance Solutions and Genworth as discontinued operations.

The table below indicates for the nine months ended September 30, 2005 and the years ended December 2004, 2003 and 2002, the revenues and net earnings from discontinued operations.

(In millions)	9 months ended 9/30/05	For the years ended December 31,
		2004	2003	2002
Revenues

Insurance Solutions	$5,820	$8,533	$10,121	$8,170
Genworth	8,434	9,829	12,397	11,447

Total revenues from discontinued operations	$14,254	$18,362	$22,518	$19,617

Net earnings

Insurance Solutions	$106	$(11)	$403	$(1,777)
Genworth	693	459	1,389	1,216

Total net earnings from discontinued operations	$799	$448	$1,792	$(561)

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The table below indicates for the first three quarters of 2005 the revenues and net earnings from discontinued operations.

(In millions)	2005
	Qtr 1	Qtr 2	Qtr 3
Revenues

Insurance Solutions	$2,002	$2,000	$1,818
Genworth	2,774	2,610	3,050

Total revenues from discontinued operations	$4,776	$4,610	$4,868

Net earnings

Insurance Solutions	$157	$187	$(238)
Genworth	246	86	361

Total net earnings from discontinued operations	$403	$273	$123

The table below indicates for each of the quarters of 2004 the revenues and net earnings from discontinued operations.

(In millions)	2004
	Qtr 1	Qtr 2	Qtr 3	Qtr 4
Revenues

Insurance Solutions	$2,316	$2,290	$2,034	$1,893
Genworth	2,536	2,199	2,470	2,624

Total revenues from discontinued operations	$4,852	$4,489	$4,504	$4,517

Net earnings

Insurance Solutions	$134	$175	$(60)	$(260)
Genworth	281	(119)	173	124

Total net earnings from discontinued operations	$415	$56	$113	$136

This document contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties which could adversely or positively affect our future results include: the behavior of financial markets, including fluctuations in interest rate, stock and commodity prices; strategic actions, including dispositions; future integration of acquired businesses; future financial performance of major industries which we serve, including, without limitation, the air and rail transportation, energy generation, media, real estate and healthcare industries; unanticipated loss development in our insurance businesses; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: November 25, 2005	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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